STOCK EXCHANGE AGREEMENT

STOCK EXCHANGE AGREEMENT, dated as of April 19, 1999 by and between SCOTT CLAVERIE ("PURCHASER") and JONES NAUGHTON
ENTERTAINMENT, INC. ("SELLER").

                                 W I T N E S S E T H

WHEREAS, PURCHASER and SELLER are parties to that certain Joint
Venture Agreement dated February 26, 1999, wherein PURCHASER was granted warrants (the "Warrants") to acquire 26,000 shares of AMS
Acquisition Corp., a Nevada corporation ("AMS");

SELLER desires to exchange 1,250,000 shares of Jones Naughton
Entertainment, Inc. Common Stock (the "Shares") for the Warrants on the terms and conditions set forth in this Stock Exchange Agreement (hereinafter called "Agreement"); and

WHEREAS, PURCHASER desires to acquire the Shares on the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the parties hereto as follows:

                                        ARTICLE 1
                                 EXCHANGE OF THE SHARES

1.1 Exchange of the Shares. Upon the execution of this Agreement as provided in Section 3.1 hereto (the "Closing"), subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, SELLER shall exchange with PURCHASER, and PURCHASER shall exchange with SELLER, the Shares and the Warrants, respectively.

1.2 Instruments of Conveyance and Transfer. Simultaneously with the Closing, SELLER shall deliver a certificate or certificates representing the Shares to PURCHASER, in form and substance satisfactory to PURCHASER, as shall be effective to vest in PURCHASER all right, title and interest in and to all of the Shares, as set forth in Section 3 herein.

1.3 Consideration and Payment for the Shares. In consideration for the Shares PURCHASER shall execute a Termination of Warrant in form and substance substantially similar to Exhibit A attached hereto and made a part hereof.

                                     ARTICLE 2
               REPRESENTATIONS AND COVENANTS OF SELLER AND PURCHASER

2.1  The SELLER hereby represents and warrants that:

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(a) It shall transfer title, in and to the Shares, to the
PURCHASER free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind and nature whatsoever, whether direct or indirect or contingent, except as set forth in Paragraph 2.2 herein.

(b) If the Company at any time proposes to register any of its securities under the Securities Act of 1933, including under an SB-2 Registration Statement or otherwise, it will give written notice to PURCHASER of its intention so to do. Upon the written request of PURCHASER given within 30 days after receipt of any such notice, the Company will use its best efforts to cause all of the Shares to be registered under the Act (with the securities which the Company at the time propose to register); provided, however, that the Company may, as a condition precedent to its effective such registration, require PURCHASER to agree with the Company and the managing underwriter or underwriters of the offering to be made by the Company in connection with such registration that PURCHASER will not sell any securities of the same class or convertible into the same class as those registered by the Company (including any class into which the securities registered by the Company are convertible) for such reasonable period after such registration becomes effective (not exceeding 90 days) as shall then be specified in writing by such underwriter or underwriters if in the opinion of such underwriter or underwriters the Company's offering would be materially adversely affected in the absence of such an agreement. All expenses incurred by the Company in complying with this section, including without limitation all registration and filing fees, listing fees, printing expenses, fees and disbursements of all independent accountants, or counsel for the Company and the expense of any special audits incident to or required by any such registration and the expenses of complying with the securities or blue sky laws of any jurisdiction shall be paid by the Company.

2.2 On the Closing Date as defined herein in Section 3.1, the SELLER shall deliver to the PURCHASER certificates representing the Shares subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever, except as set forth in the legend on the certificate(s), which legend shall provide as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE,
AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED,
HYPOTHECATED OR OTHERWISE DISPOSED OF FOR A PERIOD OF ONE
YEAR FROM THE ISSUANCE THEREOF EXCEPT (i) PURSUANT TO AN
EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY
APPLICABLE STATE LAWS OR (ii) UPON THE EXPRESS WRITTEN


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AGREEMENT OF THE COMPANY AND COMPLIANCE, TO THE EXTENT
APPLICABLE, WITH RULE 144 UNDER THE ACT (OR ANY SIMILAR
RULE UNDER THE ACT RELATING TO THE DISPOSITION OF
SECURITIES.)

2.3. The PURCHASER hereby represents and warrants that:

(a) PURCHASER acknowledges that the Shares will be "restricted securities" (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended ("Rule 144")), that the Shares will include the foregoing restrictive legend, and, except as otherwise set forth in this Agreement, that the Shares cannot be sold for a period of one year from the date of issuance unless registered with the SEC and qualified by appropriate state securities regulators, or unless PURCHASER obtains written consent from the SELLER and otherwise complies with an exemption from such registration and qualification
(including, without limitation, compliance with Rule
144).

(b) The PURCHASER has the full right, power and authority to enter into this Agreement and to carry out and consummate the transaction contemplated herein. This
Agreement constitutes the legal, valid and binding obligation of PURCHASER.

(c) The PURCHASER acknowledges that investment in the Shares involves substantial risks and is suitable only for persons of adequate financial means who can bear the economic risk of an investment in the Shares for an indefinite period of time. PURCHASER further represents that he:

(1) has adequate means of providing for his or her current needs and possible personal contingencies, has no need for liquidity in his investment in the Shares, is able to bear the substantial economic risks of an investment in the Shares for an indefinite period, and, at the present time, can afford a complete loss of his investment;

(2) is an "Accredited Investor" as that term is defined in Section 501(a) of Regulation D promulgated underthe Securities Act of 1933, as amended (the "Act"), in that (i) PURCHASER is a natural person whose individual net worth, or joint net worth with PURCHASER's spouse, exceeds $1,000,000 and either he is able to bear the economic risk of investment in the proposed investments or the proposed investments will not exceed 10% of his net worth or joint net worth with PURCHASER's spouse and/or (ii) PURCHASER is a natural person who had individual income in excess of $200,000 in each of the two most recent years, or joint income withsuch investor's spouse in excess of $300,000 in each of those years and reasonably expects to reach the same income level in the current year, and either

PURCHASER is able to bear the economic risk of investment in the proposed investments or the proposed investments will not exceed
10% of his or her net worth or joint net worth with PURCHASER's spouse;

(3) does not have an overall commitment to investments which are not readily marketable that is disproportionate to his net worth, and that his investment in the Shares will not cause such overall commitment to become excessive;

(4) is acquiring the Shares for his own account, for investment purposes only and not with a view toward resale, assignment or distribution thereof, and no other person has a direct or indirect, beneficial interest, in whole or in part, in such Shares;

(5) has such knowledge and experience in financial, tax and business matters that he is capable of evaluating the merits and risks of an investment in the Shares;

(6) has been given the opportunity to ask questions of and to receive answers from persons acting on each of the SELLERS' behalf concerning the terms and conditions of this transaction and also has been given the opportunity to obtain any additional information which each of the SELLERS possess or can acquire without unreasonable effort or expense. As a result, PURCHASER is cognizant of the financial condition, capitalization, use of proceeds from this financing and the operations and financial condition of Jones Naughton Entertainment, Inc., has available full information concerning their affairs and has been able to evaluate the merits and risks of the investment in the Shares; and

                                        ARTICLE 3
                           CLOSING AND DELIVERY OF DOCUMENTS

3.1 Closing. The Closing shall be deemed to have occurred upon the date of signing of this Agreement. Subsequent to the signing, the following shall occur as a single integrated transaction:

3.2  Delivery by SELLER.

(a) SELLER shall deliver to the PURCHASER the stock certificate and any and all other instruments of conveyance and transfer required by Section 1.2.

(b) SELLER shall deliver, or cause to be delivered, to the PURCHASER such instruments, documents and certificates as are required to be delivered by SELLER or its representatives pursuant to the provisions of this Agreement.

3.3  Delivery by PURCHASER.

(a) The PURCHASER shall deliver the Termination of Warrant as required in Section 1.3.

(b) The PURCHASER shall deliver, or cause to be delivered, to SELLER such instruments, documents and certificates as are required to be delivered by the PURCHASER or its representatives pursuant to the provisions of this Agreement.

                                    ARTICLE 4
                       TERMINATION, AMENDMENT AND WAIVER

4.1 Termination. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to delivery of the Shares and Termination of Warrant solely by the mutual consent of all of the parties.

4.2 Waiver and Amendment. Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all parties hereto.

                                     ARTICLE 5
                                   MISCELLANEOUS

5.1 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

5.2 Notices. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier or messenger or sent by registered or certified mail (air mail if overseas), return receipt requested, or by telex, facsimile transmission, telegram or similar means of communication. Notices shall be deemed to have been received on the date of personal delivery, telex, facsimile transmission, telegram or similar means of communication, or if sent by overnight courier or messenger, shall be deemed to have been received on the next delivery day after deposit with the courier or messenger, or if sent by certified or registered mail, return receipt requested, shall be deemed to have been received on the third business day after the date of mailing. Notices shall be sent to the addresses set forth below:

If to SELLER:

Jones Naughton Entertainment, Inc.
5681 Beach Boulevard, Suite 101
Buena Park, CA 90621
Facsimile (714) 994-3242
Attn: Joe Naughton

With a copy to:

Law Offices of M. Richard Cutler, Esq.
610 Newport Center Drive, Suite 800
Newport Beach, CA 92660
Facsimile: (949) 719-1988
Attention: M. Richard Cutler, Esq.

If to Purchaser:

Scott Claverie

Facsimile: (916) 342-6790

5.3 Arbitration. If a dispute or claim shall arise with respect to any of the terms or provisions of this Agreement, or with respect to the performance by either of the parties under this Agreement, then either party may, by notice as herein provided, require that the dispute be submitted under the Commercial Arbitration Rules of Judicial Mediation and Arbitration Services, Inc. to an arbitrator in good standing with Judicial Mediation and Arbitration Services, Inc. within fifteen (15) days after such notice is given. The written decision of the single arbitrator ultimately appointed by or for both parties shall be binding and conclusive on the parties. Judgment may be entered on such written decision by the single arbitrator in any court having jurisdiction and the parties consent to the jurisdiction of the Municipal and Superior Court of Orange County, California for this purpose. Any arbitration undertaken pursuant to the terms of this section shall occur in Orange County, California.

5.4 Choice of Law and Venue. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. Any action brought by any party hereto shall be brought within the State of California, County of Orange.

5.5 Jurisdiction. The parties submit to the jurisdiction of the Courts of the State of California or a Federal Court empaneled in the State of California for the resolution of all legal disputes arising under the terms of this Agreement, including, but not limited to, enforcement of any arbitration award.

5.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

5.7 Attorneys' Fees. Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the nonprevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

5.8 Taxes. Any income taxes required to be paid in connection with the payments due hereunder, shall be borne by the party required to make such payment. Any withholding taxes in the nature of a tax on income shall be deducted from payments due, and the party required to withhold such tax shall furnish to the party receiving such payment all documentation necessary to prove the proper amount to withhold of such taxes and to prove payment to the tax authority of such required withholding.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written hereinabove.



PURCHASER                             SELLER

SCOTT CLAVERIE                        Jones Naughton Entertainment, Inc.

/s/Scott Claverie                     /s/Joseph Naughton
                                      By:  Joseph Naughton
                                      Its: President

                                    EXHIBIT "A"

                              TERMINATION OF WARRANT

This Termination of Warrant is effective that 19th day of April, 1999, by and between Scott Claverie ("Holder") and Jones
Naughton Entertainment, Inc., a Colorado corporation ("JNE").

WHEREAS, Holder and JNE are parties to that certain Joint
Venture Agreement dated February 26, 1999, wherein Holder was granted warrants (the "Warrants") to acquire 26,000 shares (the
"Warrant Shares") of AMS Acquisition Corp., a Nevada corporation
("AMS");

WHEREAS, by their execution hereof, the parties desire to terminate the Warrants and any and all of Holder's rights to acquire the Warrant Shares.

NOW, THEREFORE, BE IT RESOLVED, THAT the Warrants and any and all of Holder's rights to the Warrant Shares are hereby terminated in their entirety.

IN WITNESS WHEREOF, the parties hereto have executed this Termination of Warrant as of the date first written hereinabove.


HOLDER                                 JNE

Scott Claverie                         Jones Naughton Entertainment, Inc.

/s/Scott Claverie                      /s/Joseph Naughton
                                       By:  Joseph Naughton
                                       Its: President